UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 28, 2020
Digital Turbine, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 San Antonio Street, Suite 160, Austin, TX 78701	78701
(Address of Principal Executive Offices)	(Zip Code)
(512) 387-7717
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:
This Amendment No. 1 on Form 8-K/A is filed to amend the Current Report on Form 8-K filed by Digital Turbine, Inc. (the “Company”) with the Securities and Exchange Commission on March 3, 2020 (the “Initial Form 8-K”), which was filed in connection with the closing of the acquisition (the “Acquisition”) of Mobile Posse, Inc. (“Mobile Posse”). This Amendment No. 1 on Form 8-K/A is filed for the purpose of amending the Initial Form 8-K to provide certain historical audited financial statements of Mobile Posse and unaudited pro forma financial information of the Company and Mobile Posse after giving effect to the Acquisition.

Item 9.01 Financial Statements and Exhibits
(a)    Financial Statements of Businesses Acquired.
Audited financial statements of Mobile Posse as of December 31, 2018 and for the period from April 3, 2018 to December 31, 2018 and as of and for the year ended December 31 2019 are filed as Exhibits 99.1 to this Form 8-K and incorporated herein by reference.
(b)    Pro forma Financial Information.
The unaudited pro forma combined financial data of the Company and Mobile Posse as of and for the fiscal year ended March 31, 2019 and as of and for the nine months ended December 31, 2019 is furnished as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.
(d)    Exhibits.

Exhibit No.	Description
23.1	Consent of CohnReznick, independent public accounting firm of Mobile Posse.
99.1	Audited financial statements of Mobile Posse as of December 31, 2018 and for the period from April 3, 2018 to December 31, 2018 and as of and for the year ended December 31, 2019.
99.2	Unaudited pro forma combined financial statements of the Company and Mobile Posse as of and for the fiscal year ended March 31, 2019 and as of and for the nine months ended December 31, 2019.